Exhibit 21.1

NEWCASTLE INVESTMENT CORP. SUBSIDIARIES

STATE/COUNTRY OF INCORPORATION/FORMATION
1.	2520 Ridgewood GP, LLC	Delaware
2.	Commercial Asset Holdings LLC	Delaware
3.	DBNC Peach Holding LLC	Delaware
4.	DBNC Peach I Trust	Delaware
5.	DBNC Peach LLC	Delaware
6.	DBNCF Circle LLC	Delaware
7.	DBNCH Circle LLC	Delaware
8.	Fortress Asset Trust	Delaware
9.	Fortress CBO Holdings I Inc.	Delaware
10.	Fortress CBO Investments I Corp.	Delaware
11.	Fortress CBO Investments I, Ltd.	Cayman Islands
12.	Fortress Realty Holdings, Inc.	Ontario
13.	Impac 1998-C1Carthage Texas, LLC	Texas
14.	Impac CMB Trust 1998-C1	Delaware
15.	Impac Commercial Assets Corporation	California
16.	Impac Commercial Capital Corporation	California
17.	Impac Commercial Holdings, Inc.	Maryland
18.	Karl S.A.	Belgium
19.	LIV Holdings LLC	Delaware
20.	NC Circle Holdings II LLC	Delaware
21.	NC Circle Holdings LLC	Delaware
22.	NCT Holdings II LLC	Delaware
23.	NCT Holdings LLC	Delaware
24.	Newcastle 2005-1 Asset-Backed Note LLC	Delaware
25.	Newcastle 2006-1 Asset-Backed Note LLC	Delaware
26.	Newcastle 2006-1 Depositor LLC	Delaware
27.	Newcastle CDO Holdings LLC	Delaware
28.	Newcastle CDO I Corp.	Delaware
29.	Newcastle CDO II Corp.	Delaware
30.	Newcastle CDO II Holdings LLC	Delaware
31.	Newcastle CDO III Corp.	Delaware
32.	Newcastle CDO III Holdings LLC	Delaware
33.	Newcastle CDO IV Corp.	Delaware
34.	Newcastle CDO IV Holdings LLC	Delaware
35.	Newcastle CDO IV, Ltd.	Cayman Islands
36.	Newcastle CDO IX 1 Limited	Cayman Islands
37.	Newcastle CDO IX Holdings LLC	Delaware
38.	Newcastle CDO IX LLC	Delaware
39.	Newcastle CDO V Corp.	Delaware
40.	Newcastle CDO V Holdings LLC	Delaware
41.	Newcastle CDO V, Ltd.	Cayman Islands
42.	Newcastle CDO VI , Ltd.	Cayman Islands
43.	Newcastle CDO VI Corp.	Delaware
44.	Newcastle CDO VI Holding, LLC	Delaware
45.	Newcastle CDO VII Corp.	Delaware

Exhibit 21.1

NEWCASTLE INVESTMENT CORP. SUBSIDIARIES

STATE/COUNTRY OF INCORPORATION/FORMATION

46.	Newcastle CDO VII Holdings LLC	Delaware
47.	Newcastle CDO VII, Limited	Cayman Islands
48.	Newcastle CDO VIII 1, Limited	Cayman Islands
49.	Newcastle CDO VIII 2, Limited	Cayman Islands
50.	Newcastle CDO VIII Holdings LLC	Delaware
51.	Newcastle CDO VIII LLC	Delaware
52.	Newcastle CDO X Holdings LLC	Delaware
53.	Newcastle CDO X Limited	Cayman Islands
54.	Newcastle CDO X LLC	Delaware
55.	Newcastle Foreign TRS Ltd.	Cayman Islands
56.	Newcastle MH I LLC	Delaware
57.	Newcastle Mortgage Securities LLC	Delaware
58.	Newcastle Mortgage Securities Trust 2004-1	Delaware
59.	Newcastle Mortgage Securities Trust 2006-1	Delaware
60.	Newcastle Mortgage Securities Trust 2007-1	Delaware
61.	Newcastle Trust I	Delaware
62.	NIC 2 River Place LLC	Delaware
63.	NIC 4 River Place LLC	Delaware
64.	NIC Airport Corporate Center LLC	Delaware
65.	NIC Apple Valley I LLC	Delaware
66.	NIC Apple Valley II LLC	Delaware
67.	NIC Apple Valley III LLC	Delaware
68.	NIC BR LLC	Delaware
69.	NIC CNL LLC	Delaware
70.	NIC CR LLC	Delaware
71.	NIC CRA LLC	Delaware
72.	NIC CSR LLC	Delaware
73.	NIC Dayton Towne Center LLC	Delaware
74.	NIC DB LLC	Delaware
75.	NIC DBRepo LLC	Delaware
76.	NIC DP LLC	Delaware
77.	NIC GCMRepo LLC	Delaware
78.	NIC GR LLC	Delaware
79.	NIC GS LLC	Delaware
80.	NIC GSE LLC	Delaware
81.	NIC Holdings I LLC	Delaware
82.	NIC KZ LLC	Delaware
83.	NIC Mezz LLC	Delaware
84.	NIC NK LLC	Delaware
85.	NIC OTC LLC	Delaware
86.	NIC TRS Holdings, Inc.	Delaware
87.	NIC TRS LLC	Delaware
88.	NIC WL II LLC	Delaware
89.	NIC WL LLC	Delaware
90.	Steinhage B.V.	Netherlands